EXHIBIT 99.4


            Prepared Remarks for Avocent Corporation Conference Call
               Thursday, January 26, 2006, 10:00 a.m. Central time

     Following operator introduction of Samuel F. Saracino, Avocent Corporation's Executive Vice President for Legal and Corporate Affairs, General Counsel, and Secretary:

Mr. Saracino:
------------

     Thank you and good morning.

     I want to remind all participants that this call will contain forward-looking statements. These include:

          o statements regarding future business prospects and economic conditions in general;

          o statements regarding the closing and acquisition of Cyclades Corporation and the integration and synergies of the Avocent and the Cyclades operations, products, technologies, and businesses;

          o statements relating to Avocent's sales (including our revenue estimates for the year), our earnings per share and net income expectations, our operating and gross margins, our product and distribution plans, our international operations and expansion, our OEM and other customers, our future acquisitions, our future general and administrative expenses, our future research and development expenses, and our future sales and marketing expenses;

          o statements regarding the engineering and design activities of the combined companies, the development and introduction of new products and technologies by the combined companies, and the size, growth, and leadership of the potential markets for these products and technologies in the future; and

          o statements regarding expected acquisition accounting in the current and subsequent quarters related to acquisition and transaction costs and adjustments (including, among other costs, amortization of intangible assets).

     These forward-looking statements are based on current expectations that involve a number of risks and uncertainties, which could cause our actual results to differ materially. These risk factors are described in our periodic SEC filings (including our Annual Report on Form 10-K).

     The information discussed today will include certain non-GAAP financial measures. These operational measures are reconciled to the most directly related GAAP financial measures in our press release, which was distributed earlier today. That press release is available on our website, www.Avocent.com, and was filed on a Form 8-K with the SEC today.

     As we have previously stated, Avocent Corporation intends to comply fully with Regulation FD and we have adapted our investor relations practices and procedures to do so. Any and all guidance given to analysts and investors will be done only during this conference call--either in our prepared statements or during the question and answer session that follows. Accordingly, we encourage you to ask any questions you have concerning Avocent, OSA, or the acquisition, during this conference call since we will not be providing additional material commentary or guidance during one-on-one conversations with analysts or investors.

     I would now like to introduce John Cooper, Avocent Corporation's President and Chief Executive Officer. John....

Mr. Cooper:
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     CONFERENCE CALL

     CEO SCRIPT

     January 26, 2006


     Thank you, Sam, and let me add my "Good Morning" to everyone. I appreciate all of you taking the time to join us in a conference call for news surrounding another important day in Avocent's history. During the last couple of years I have watched with considerable admiration as Daniel Dalarossa and John Lima and their Cyclades team grew their business and established a leading position in a segment of our industry that complements very nicely what Avocent does. Through the Soronti transaction a couple of years ago we became a supplier of KVM technology to them and we got to know each other. So, adding Cyclade's products, technologies, employees and customer base to Avocent and our base of solutions is a natural step in our efforts to grow revenue, product offerings and technologies. With that said, allow me to provide some additional insight behind our strategy for this exciting acquisition.

     The transaction will significantly expand our management platform for serial and power management products, and it will provide a strong presence in the growing Linux server market. Also, it provides additional opportunities for continued growth in markets around the world, and it should allow us to grow at a combined rate that we could not have achieved as separate companies.

     There are many strategic reasons and value drivers behind the acquisition. As a competitor, we have come to know Cyclades as the leader in Linux based server solutions. They have excellent market penetration in the Linux and network management space with their AlterPath group of products. As we talked with Daniel and John and the Cyclades team, we became convinced that, at every level of the company, this acquisition just made sense. It fills several strategic needs for us. Specifically, it plants us firmly in the Linux space where we see a growing adoption rate of Linux based servers in the market, as well as continual growth in the Serial Console Market. This is a market where Cyclades excels and is the acknowledged leader.

     Financially, we expect top-line growth from the Cyclades business immediately and expect this business will help drive greater profitability for Avocent and its shareholders. The transaction provides access to a broad customer base, solid leadership in the serial market and a complementary solution set with minimal overlap to the existing Avocent product and technology base. As mentioned earlier in our press release, we plan to leverage their expertise in these markets to provide an integrated and comprehensive solution for both Windows and Linux environments and improved management capability through a broader and deeper set of products. We have excellent opportunities to cross-sell our respective product lines across the combined customer base. Cyclades' direct sales model will complement our reseller, distribution and OEM channels well.

     Of course, as with any acquisition we enter into, we see opportunities for significant operational synergies between our organizations. Teddy will provide some color to the opportunities shortly, however let me reiterate that we do expect the acquisition to add to the bottom line and to our earnings per share in 2006.

     Now, let me turn the call over to Teddy for discussion regarding the details of the deal, the expected timing related to the closing of the deal and relay some of the synergies we see with the acquisition, Teddy...

Mr. Blankenship:
---------------

     Thanks, John, and good morning.

     We are all extremely excited about acquiring Cyclades and believe that it will make Avocent a stronger and more diversified company.

     The purchase price for the outstanding stock and employee stock options of Cyclades is $90 million in cash plus an additional $1million towards the sellers' transaction costs. $15 million of the purchase price will be placed into escrow for 21 months and will be available to meet any indemnifiable claims as specified in the acquisition agreement. We will not assume any outstanding employee stock options.

     In addition to the initial purchase price, we expect to incur an additional $6 million for a 3 year retention program for key employees, which will include post closing restricted Avocent equity awards as well as cash awards, all to ensure we retain the talent behind Cyclades success. Operationally, Cyclades will be integrated with and reported as part of our Management Systems division, led by Dave Perry.

     We expect the acquisition to be accretive to our 2006 operational earnings. We expect the operational EPS impact in Q1 of 2006 to be small since the acquisition is expected to close late in the quarter. On a GAAP basis, the acquisition will be less accretive due to the amortization of intangible assets and the one time write-off of in process R&D costs. We expect that a significant portion of the purchase price will be allocated to developed technology, in process R&D (which will be expensed upon the closing of the acquisition), goodwill and other intangible assets.

     There are certain regulatory filings required in relation to this acquisition along with the customary legal opinions and closing certificates before we can close this deal, and we are reviewing our options under the Hart Scot Rodino Act.. If all things proceed as hoped for, we anticipate closing the transaction late in our first quarter, which ends Friday, March 31.

     Now, let's turn to the synergies we see in this acquisition and integration plans we've established. During the due diligence phase of the acquisition we assembled a broad cross-functional team of Avocent employees tasked with evaluating each element of Cyclades business. From the beginning, we recognized the talent Cyclades has assembled to run its business and expect to rely heavily on all members of the Cyclades team to accomplish our goal of a fast and successful integration. Cyclades has almost 350 employees in 19 countries; however there are three primary operational locations - Fremont, California, Munich, Germany, and Sao Paulo, Brazil.

     From our initial reviews of each area of Cyclades business, we feel the combined teams will work well together and provide complementary talents, especially in engineering and sales and marketing. Cyclades product portfolio is broadly similar to Avocent's and our engineering skill sets are very similar as well. Our development toolsets, platforms and programming languages are also very complementary. All of these similarities should serve well to create a smooth integration of the engineering teams.

     Our review of the sales and marketing functions highlighted the similarities in our sales methodologies, although addressing different channels, and are similarly quite region specific. The marketing communications are of the highest quality and offer a message consistent with ours regarding Out-of-Band IT Infrastructure solutions. Cyclades does perform a greater amount of in-house assembly and testing than we do and utilizing our supply chain should offer an area for cost reductions. Bottom line, adding the Cyclades business to Avocent seems to be a good fit.

     Now, let me provide you a high level overview of our integration plans, which are already underway. We plan to integrate Cyclades into our Management Systems Division, however we expect the Cyclades team to run "business as usual" for the first two or three months after closing. If all plans proceed as expected, we will integrate the management structures and processes within the first six months after closing. We expect to have a fully integrated suite of products within 12 months after closing, as well as additional new product offerings.

     In summary, we are very excited about this acquisition for a number of reasons - from the products and technologies acquired to the extremely talented people that will soon become a part of Avocent. Hopefully you can now see why we are so excited about having Cyclades become a part of the Avocent team. We look forward to being able to tell you more about our plans as well as reporting on our integration activities and operating results over the coming several quarters.

     Now, let me return the call to John....

Mr. Cooper:
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     Thanks, Teddy. Now we want to open up the phone lines to hear and address your questions ....

     [Question and Answer Session]

Mr. Cooper:
----------

     Thank you all for joining us today. Hopefully you can now see why we are so excited about the acquisition of Cyclades. We look forward to being able to tell you more about our plans as well as reporting on our integration activities and operating results over the coming several quarters.